Exhibit 10.3

Brainstorm Cell Therapeutics Inc.

Director Compensation Plan

(adopted June 27, 2011)

1.           Purpose.  In order to attract and retain highly qualified individuals to serve as members of the Board of Directors of Brainstorm Cell Therapeutics Inc. (the “Corporation”), the Corporation has adopted this Brainstorm Cell Therapeutics Inc. Director Compensation Plan (the “Plan”), effective on the day that it is adopted by the Board of Directors of the Corporation.

2.           Eligible Participants.  Any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries or affiliates (an “Independent Director”) is an eligible participant.  However, Abraham Israeli shall not be an eligible participant.

3.           Annual Award.

(a)           U.S. Directors. Each Independent Director who is U.S.-based (a “U.S. Director”) who is serving as a director of the Corporation immediately following each annual meeting of shareholders beginning with the 2011 annual meeting, shall automatically be granted on the first business day (as recognized in New York) after each such annual meeting of shareholders, either (i) a nonqualified stock option to purchase 100,000 shares of Common Stock (subject to appropriate adjustment in the case of stock splits, reverse stock splits and the like) (the “Annual Option Award”) or (ii) 100,000 shares of Common Stock (subject to appropriate adjustment in the case of stock splits, reverse stock splits and the like) (the “Annual Stock Award”).

(b)            Israeli Directors.  Each Independent Director who is not a U.S. Director who is serving as a director of the Corporation immediately following each annual meeting of shareholders beginning with the 2011 annual meeting, shall automatically be granted on the first business day (as recognized in New York) after each such annual meeting of shareholders, a nonqualified stock option to purchase 100,000 shares of Common Stock (subject to appropriate adjustment in the case of stock splits, reverse stock splits and the like) (the “Israeli Annual Option Award”).

4.           Committee Awards.

(a)           U.S. Directors. Each U.S. Director who is serving as a member of the Governance, Nominating and Compensation Committee of the Board of Directors (the “GNC Committee”) or the Audit Committee of the Board of Directors immediately following each annual meeting of shareholders beginning with the 2011 annual meeting, shall automatically be granted on the first business day (as recognized in New York) after each such annual meeting of shareholders, either (i) a nonqualified stock option to purchase 30,000 shares of Common Stock (subject to appropriate adjustment in the case of stock splits, reverse stock splits and the like) (the “Committee Option Award”) or (ii) 30,000 shares of Common Stock (subject to appropriate adjustment in the case of stock splits, reverse stock splits and the like) (the “Committee Stock Award”).

(b)            Israeli Directors.  Each Independent Director who is not a U.S. Director who is serving as a member of the GNC Committee or the Audit Committee of the Board of Directors immediately following each annual meeting of shareholders beginning with the 2011 annual meeting, shall automatically be granted on the first business day (as recognized in New York) after each such annual meeting of shareholders, a nonqualified stock option to purchase 30,000 shares of Common Stock (subject to appropriate adjustment in the case of stock splits, reverse stock splits and the like) (the “Israeli Committee Option Award”).

(c)           For the avoidance of doubt, any director who serves on both the GNC Committee and the Audit Committee shall receive an award for service on each committee.  Further, any director who serves as a chairperson of either the GNC Committee or Audit Committee shall receive a committee chairperson award as described in Section 5 below instead of a committee award as described in this Section.

5.           Committee Chairperson Awards.

(a)           U.S. Directors. Each U.S. Director who is serving as a chairperson of the GNC Committee or the Audit Committee of the Board of Directors immediately following each annual meeting of shareholders beginning with the 2011 annual meeting, shall automatically be granted on the first business day (as recognized in New York) after each such annual meeting of shareholders, either (i) a nonqualified stock option to purchase 50,000 shares of Common Stock (subject to appropriate adjustment in the case of stock splits, reverse stock splits and the like) (the “Committee Chair Option Award”) or (ii) 50,000 shares of Common Stock (subject to appropriate adjustment in the case of stock splits, reverse stock splits and the like) (the “Committee Chair Stock Award”).

(b)            Israeli Directors.  Each Independent Director who is not a U.S. Director who is serving as a chairperson of the GNC Committee or the Audit Committee of the Board of Directors immediately following each annual meeting of shareholders beginning with the 2011 annual meeting, shall automatically be granted on the first business day (as recognized in New York) after each such annual meeting of shareholders, a nonqualified stock option to purchase 50,000 shares of Common Stock (subject to appropriate adjustment in the case of stock splits, reverse stock splits and the like) (the “Israeli Committee Chair Option Award”).

(c)           For the avoidance of doubt, any director who serves as a chairperson of either the GNC Committee or the Audit Committee shall receive a committee chairperson award for service on such committee instead of a committee award as described in Section 4.

6.           Chairperson Award.  Any eligible participant who is serving as chairperson of the Board of Directors of the Corporation immediately following each annual meeting of shareholders beginning with the 2011 annual meeting, shall automatically be granted on the first business day (as recognized in New York) after each such annual meeting of shareholders, either a nonqualified stock option to purchase 100,000 shares of Common Stock (subject to appropriate adjustment in the case of stock splits, reverse stock splits and the like) of the Corporation (the “Chair Option Award”), provided, however, if the chairperson is a U.S. Director, he or she shall have the right to instead elect to receive 100,000 shares of Common Stock (the “Chair Stock Award”). For the avoidance of doubt, the chairperson of the Board of Directors will only have the choice of receiving the Chair Stock Award if s/he is a U.S. Director.

7.           Pro Rata Grants. In the event that an Independent Director initially begins serving as a director of the Corporation on a day subsequent to the date of the annual meeting of shareholders, each such director shall automatically be granted an initial grant to acquire a pro rata portion of the number of shares of Common Stock referred to in Sections 3, 4, 5 and 6 hereof, as applicable, upon the fifth business day after such appointment to the Board of Directors, based on the following calculation: 365 minus the number of days since the last annual meeting of shareholders, divided by 365 and then multiplied by the number of shares this Policy states as the annual grant that the Independent Director would otherwise be entitled if s/he served in such capacity immediately following the annual meeting of shareholders (subject to appropriate adjustment in the case of stock splits, reverse stock splits and the like).

8.           Choice of Awards.  Each U.S. Director must choose on an annual basis whether to receive the Annual Option Award or Annual Stock Award, and, as applicable, the Committee Option Award or Committee Stock Award, the Committee Chair Option Award or Committee Chair Stock Award, and the Chair Option Award or Chair Stock Award.  Each U.S. Director must provide written notice to the Chief Financial Officer of the Corporation of his or her election no later than 12:00 p.m. (New York time) on the date of grant.  In the event the U.S. Director does not make a timely written election, then s/he shall receive, in each applicable instance, a Stock Award.

9.           Terms of Option Awards for U.S. Directors.

(a) Stock Option Agreement. Each Option Award granted to a U.S. Director shall be governed by the terms and conditions of a stock option agreement, substantially in the form set forth as Exhibit A attached hereto, and shall be subject to all the terms and conditions of the Plan and the 2005 U.S. Stock Option and Incentive Plan.

(b) Exercise Price. The exercise price per share of the Common Stock subject to an Option Award granted under this Plan shall be equal to the closing price per share of the Common Stock on the grant date as reported on The Over-the-Counter Bulletin Board or the national securities exchange on which the Common Stock is then traded (and if the Common Stock is not then traded on The Over-the-Counter Bulletin Board or a national securities exchange, the fair market value of the Common Stock on such date as determined by the Board of Directors). The exercise price for the shares of Common Stock subject to an Option Award may be paid by any method or combination of methods approved by the Board of Directors and in accordance with the Plan.

(c) Vesting. Each Option Award will vest and become exercisable (“vest”) monthly as to 1/12th the number of shares subject to the option over a period of twelve months from the date of grant such that each Option Award will be fully vested and exercisable on the first anniversary of the date of grant, provided that the recipient remains a director of the Corporation on each such vesting date, or, in the case of a committee award, remains a member of the committee on each such vesting date.

10.         Terms of Israeli Option Awards.

(a) Stock Option Agreement. Each Israeli Option Award shall be governed by the terms and conditions of a stock option agreement, substantially in the form set forth as Exhibit B attached hereto, and shall be subject to all the terms and conditions of the Plan and the 2004 Global Share Option Plan.

(b) Exercise Price. The exercise price per share of the Common Stock subject to an Israeli Option Award granted under this Plan shall be equal to $0.15 (subject to appropriate adjustment in the case of stock splits, reverse stock splits and the like). The exercise price for the shares of Common Stock subject to an Israeli Option Award may be paid by any method or combination of methods approved by the Board of Directors and in accordance with the Plan.

(c) Vesting. Each Israeli Option Award will vest and become exercisable (“vest”) monthly as to 1/12th the number of shares subject to the option over a period of twelve months from the date of grant such that each Israeli Option Award will be fully vested and exercisable on the first anniversary of the date of grant, provided that the recipient remains a director of the Corporation on each such vesting date, or, in the case of a committee award, remains a member of the committee on each such vesting date.

11.         Terms of Restricted Stock.

(a) Restricted Stock Agreement. Each Stock Award shall be governed by the terms and conditions of a restricted stock agreement, substantially in the form set forth as Exhibit C attached hereto, and shall be subject to all the terms and conditions of the Plan and the 2005 U.S. Stock Option and Incentive Plan.

(b) Vesting. Each Stock Award will vest (“vest”) monthly as to 1/12th the number of shares subject to the award over a period of twelve months from the date of grant, provided that the recipient remains a director of the Corporation on each such vesting date, or, in the case of a committee award, remains a member of the committee on each such vesting date.

12.         No Right to Continue as a Director.  Neither this Plan, nor the payment of any amounts hereunder, shall constitute or be evidence of any agreement or understanding, express or implied, that the Corporation will retain any participant as a director for any period of time.

13.         No Right to Any Other Compensation. Other than with respect to Abraham Israeli, this Plan constitutes the full and complete compensation to an Independent Director for all services as a director of the Corporation, whether as a member of the Board of Directors, a member of a committee of the Board of Directors, or as Chairman of the Board of Directors.

14.         Administration.  This Plan shall be administered by the Board of Directors of the Corporation, whose construction and determinations shall be final.

15.         Amendment and Termination.  This Plan may be amended, modified or terminated by the Board of Directors at any time.

16.         2011 Awards. For the avoidance of doubt, the awards to be granted in connection with the 2011 annual meeting shall automatically be granted on the later of (i) the first business day after the date of adoption of this Plan and (ii) on such date as a Registration Statement on Form S-8 is filed with the Securities and Exchange Commission to register the additional 5,000,000 shares of Common Stock available for issuance under the 2004 Global Share Option Plan and the 2005 U.S. Stock Option and Incentive Plan, collectively, as approved by the Corporation’s shareholders at the 2011 annual meeting.